Exhibit 10.1
NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT
Notice of Stock Option Grant
     NS Group, Inc., a Kentucky corporation (the “Company”), grants to the Optionee named below, in accordance with the terms of the NS Group, Inc. Equity Plan (the “Plan”) and this Incentive Stock Option Agreement (the “Agreement”), an option (the “Option Right”) to purchase the number of Common Shares at the option price per share (“Option Price) as follows:

Name of Optionee:

Number of Common Shares:

Option Price:	_____________ per share

Date of Grant:
Terms of Agreement
     1. Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant the Option Right to purchase the number of Common Shares at the Option Price as set forth above. This Option Right is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Option Right to be so qualified.
     2. Vesting and Exercise of Option Right.
          (a) Unless and until terminated as hereinafter provided, the Option Right shall vest and become exercisable if the Optionee shall have remained in the continuous employ of the Company or a Subsidiary through the vesting dates set forth below with respect to the portion of Common Shares set forth next to such date:

Portion of Common Shares
Vesting Date	Vested and Exercisable

          (b) Notwithstanding the provisions of Section 2(a), the Option Right will become immediately vested and exercisable in full if, prior to the date the Option Right becomes fully vested and exercisable pursuant to Section 2(a), the Optionee dies or becomes permanently

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT
disabled (as determined by the Committee) while in the employ of the Company and its Subsidiaries.
          (c) To the extent that the Option Right becomes vested and exercisable in accordance with this Section 2, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of Common Shares for which the Option Right is being exercised and the intended manner of payment.
          (d) For purposes of this Agreement, the continuous employment of the Optionee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence or layoff approved by the Company. Notwithstanding the preceding sentence, and unless the Committee provides otherwise, vesting of the Option Right under Section 2(a) shall be suspended (i.e., tolled) during any approved leave of absence or layoff (to the extent permitted by Applicable Laws).
     3. Forfeiture of Option Right. The Option Right (or portion thereof) that has not yet vested pursuant to Section 2 above shall be forfeited automatically without further notice if the Optionee ceases to be employed by the Company or a Subsidiary other than as provided in Section 2(b).
     4. Payment of Option Price. The Option Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company.
     5. Term of Option Right. The Option Right will terminate on the earliest of the following dates:
          (a) One year after the Optionee ceases to be an employee of the Company or any Subsidiary as a result of his death or permanent disability (as determined by the Committee);
          (b) Ninety days after the Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than as described in Section 5(a); or
          (c) Ten years from the Date of Grant.
     6. Issuance of Common Shares. Subject to the terms and conditions of this Agreement, Common Shares shall be issuable to the Optionee as soon as administratively practicable following the date the Optionee exercises the Option Right in accordance with Section 2 hereof and makes full payment to the Company of the Option Price. The Optionee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Common Shares until such Common Shares have been issued to the Optionee in accordance with this Section 6.

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT
     7. Mandatory Notice of Disqualifying Disposition. Without limiting any other provisions hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift or otherwise) of any of the Common Shares issued upon exercise of the Option Right within two years of the Date of Grant or within one year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.
     8. Transferability. The Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee; provided, however, that the Optionee’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 8 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Option Right. The Option Right may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
     9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Optionee.
     10. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, it shall be a condition to the issuance of such Common Shares that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.
     11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Option Right; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law or listing requirement.
     12. Adjustments. The Committee may make or provide for such adjustments in the Option Price and in the number and kind of shares of stock covered by this Agreement, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets (including, without limitation, a special or large non-recurring dividend) or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT
foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Option Right such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option Right.
     13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Optionee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.
     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     15. Relation to Plan. The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or exercise of the Option Right.
     16. Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.
     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.
     18. Electronic Delivery. The Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Optionee understands that, unless earlier revoked by the Optionee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Optionee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT
for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement, as of the Date of Grant.

NS GROUP, INC.
By:
Name:
Title:

     The undersigned hereby acknowledges receipt of a copy of the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Optionee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the Option Right on the terms and conditions set forth herein and in the Plan.

Optionee

Date: